                                                                   EXHIBIT 2.1



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                        AGREEMENT AND PLAN OF MERGER


                               BY AND BETWEEN


                          TERREMARK HOLDINGS, INC.


                                    AND


                                AMTEC, INC.




                       Dated as of November 24, 1999





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                             TABLE OF CONTENTS


                                                                          Page

ARTICLE I     THE MERGER.....................................................1

      1.1. The Merger........................................................1
      1.2. Conversion of Stock...............................................2
      1.3. Surrender of Certificates.........................................2
      1.4. Fractional Shares.................................................3
      1.5. Stock Options.....................................................3
      1.6. Certificate of Incorporation of the Surviving
           Corporation.......................................................3
      1.7. By-Laws of the Surviving Corporation..............................4
      1.8. Directors and Officers of the Surviving Corporation...............4
      1.9. Closing...........................................................4
      1.10.Appraisal Rights..................................................4
      1.11.Sale of Additional Shares.........................................4

ARTICLE II    REPRESENTATIONS AND WARRANTIES.................................5

      2.1. Representations and Warranties of the Company.....................5
           (a)  Due Organization, Good Standing and Corporate
                Power........................................................5
           (b)  Authorization and Validity of Agreement......................5
           (c)  Capitalization...............................................6
           (d)  Consents and Approvals; No Violations........................7
           (e)  Company Reports and Financial Statements.....................7
           (f)  Absence of Certain Changes...................................8
           (g)  Title to Properties; Encumbrances............................9
           (h)  Compliance with Laws.........................................9
           (i)  Litigation...................................................9
           (j)  Government Authorization....................................10
           (k)  Opinion of Financial Advisor................................10
           (l)  Takeover Statutes and Charter Provisions....................10
           (m)  Employee Benefit Plans......................................10
           (n)  Insurance...................................................11
           (o)  Casualties..................................................12
           (p)  Propriety of Past Payments..................................12
           (q)  Employment Relations and Agreements.........................12
           (r)  Client Relations............................................13
           (s)  Sufficiency of Assets.......................................13
           (t)  Contracts and Commitments...................................13
           (u)  Disclosure Documents........................................13
           (v)  Full Disclosure.............................................14
      2.2. Representations and Warranties of Terremark......................14
           (a)  Due Organization; Good Standing and Corporate
                Power.......................................................14
           (b)  Authorization and Validity of Agreement.....................14
           (c)  Capitalization..............................................15
           (d)  Consents and Approvals; No Violations.......................16
           (e)  Real Property...............................................16
           (f)  Leases......................................................17



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           (g)  Contracts and Commitments...................................17
           (h)  Insurance...................................................17
           (i)  Casualties..................................................18
           (j)  Propriety of Past Payments..................................18
           (k)  Financial Statements; Absence of Certain
                Changes.....................................................18
           (l)  Sufficiency of Assets.......................................19
           (m)  Information in Disclosure Documents and
                Registration Statement......................................19
           (n)  Broker's or Finder's Fee....................................20
           (o)  Compliance with Laws........................................20
           (p)  Litigation..................................................20
           (q)  Government Authorization....................................20
           (r)  Employee Benefit Plans......................................21
                (i)  List of Plans..........................................21
                (ii) Status of Plans........................................21
                (iii)Contributions..........................................21
                (iv) Tax Qualification......................................21
                (v)  Transactions...........................................21
                (vi) Documents..............................................22
           (s)  Employment Relations and Agreements.........................22
           (t)  Client Relations............................................22
           (u)  Environmental Laws and Regulations..........................22
           (v)  Full Disclosure.............................................23

ARTICLE III   ADDITIONAL AGREEMENTS.........................................23

      3.1. Access to Information Concerning Properties and
           Records..........................................................23
      3.2. Confidentiality..................................................24
      3.3. Registration Statement...........................................24
      3.4. Conduct of the Business Pending the Effective Time...............24
      3.5. Company Stockholder Meeting; Proxy Statement; Form
           S-4..............................................................25
      3.6. Stock Exchange Listing...........................................26
      3.7. Reasonable Best Efforts..........................................26
      3.8. Supplemental Disclosure..........................................26
      3.9. Officers' and Directors' Insurance; Indemnification..............26
      3.10.Letters of Company's Accountants.................................27
      3.11.Takeover Statutes................................................27
      3.12.U.S. Real Property Holding Company Covenant......................27

ARTICLE IV    CONDITIONS PRECEDENT TO MERGER................................28

      4.1. Conditions Precedent to Obligations of Terremark and
           the Company......................................................28
           (a)  Approval of Company's Stockholders..........................28
           (b)  Registration Statement......................................28
           (c)  Litigation..................................................28
           (d)  Injunction..................................................28
           (e)  Statutes....................................................28
           (f)  AMEX Listing................................................29
      4.2. Conditions Precedent to Obligations of Terremark.................29
           (a)  Accuracy of Representations and Warranties..................29
           (b)  Performance by Company......................................29
           (c)  Tax Opinion Letter..........................................29
           (d)  Letters of Company Accountants..............................29
           (e)  Employment Agreement........................................29
           (f)  Stock Purchase Agreement....................................30
      4.3. Conditions Precedent to Obligation of the Company................30
           (a)  Accuracy of Representations and Warranties..................30
           (b)  Performance by Terremark....................................30
           (c)  Letters of Terremark Accountants............................30
           (d)  Lock Up Letters.............................................30

ARTICLE V     TERMINATION AND ABANDONMENT...................................31

      5.1. Termination......................................................31
      5.2. Effect of Termination............................................31

ARTICLE VI    MISCELLANEOUS.................................................32

      6.1. Fees and Expenses................................................32
      6.2. Negotiations.....................................................32
      6.3. Survival of Representations and Warranties.......................34
      6.4. Extension; Waiver................................................34
      6.5. Public Announcements.............................................34
      6.6. Notices..........................................................34
      6.7. Entire Agreement; Severability...................................35
      6.8. Binding Effect; Benefit; Assignment..............................36
      6.9. Amendment and Modification.......................................36
      6.10.Further Actions..................................................36
      6.11.Interpretation; Headings.........................................36
      6.12.Counterparts.....................................................37
      6.13.Applicable Law...................................................37
      6.14.Severability.....................................................37
      6.15."Person" Defined.................................................37


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                                DEFINITIONS
                                                                          Page
                                                                          ----


Acquisition Proposal (Section 6.2(a)).......................................34
Affiliate (Section 4.3(d))..................................................32
Agents (Section 3.2)........................................................25
Agreement (Preamble).........................................................1
AMEX (Section 1.4)...........................................................3
Certificate of Merger (Section 1.1(a)).......................................1
Closing (Section 1.9)........................................................4
Closing Date (Section 1.9)...................................................4
Commission (Section 2.1(e))..................................................7
Commission Filings (Section 2.1(e))..........................................8
Common Stock (Section 1.2(a))................................................2
Company (Preamble)...........................................................1
Company Benefit Plans (Section 2.1(m)(i))...................................11
Company Proxy Statement (Section 2.1(u))....................................14
Company Stock Option (Section 1.5)...........................................3
Company Stock Option Plans (Section 1.5).....................................3
Company Stockholders Approval (Section 2.1(b))...............................6
DGCL (Section 1.1(a))........................................................1
EC Merger Regulation (Section 2.1(j)).......................................10
Effective Time (Section 1.1(a))..............................................1
Environmental Laws (Section 2.2(u)(i))......................................23
ERISA (Section 2.1(m)(i))...................................................11
ERISA (Section 2.2(r)(i))...................................................22
Exchange Act (Section 2.1(d))................................................7
FBCA (Section 1.1(a))........................................................1
Foregone Commission (Section 6.2(e))........................................35
Form S-4 (Section 2.1(u))...................................................14
Hazardous Material Section 2.2(a)1))........................................23
HSR Act (Section 2.1(d)).....................................................7
Knowledge (Section 2.1(i))..................................................10
Material Adverse Effect (Section 2.1(a)).....................................5
Maximum Amount (Section 3.9)................................................28
Merger (Preamble)............................................................1
Merger Consideration (Section 1.2(c))........................................2
Notice of Superior Proposal (Section 6.2(b))................................34
Partners (Section 1.11)......................................................4
Permits (Section 2.1(h))....................................................10
Person (Section 6.15).......................................................39
Post Merger Common Stock (Section 1.2(a))....................................2
Predecessor (Section 2.2(u)(ii))............................................24
Preferred Stock (Section 2.1(c)).............................................6
Proceeds (Section 1.11)......................................................4
Securities Act (Section 2.1(d))..............................................7
Stock Purchase Agreement (Section 4.2(f))...................................31
Subsidiary (Section 2.1(a))..................................................5
Superior Proposal (Section 6.2(a))..........................................34
Surviving Corporation (Section 1.1(b)).......................................2
Terremark (Preamble).........................................................1
Terremark Benefit Plans (Section 2.2(r)(i)).................................22
Terremark Common Stock (Section 1.2(b))......................................2
Terremark Financial Statements (Section 2.2(k)).............................19
Terremark Preferred Stock (Section 2.2(c))..................................15
Vista Green (Section 4.2(f))................................................31

                        AGREEMENT AND PLAN OF MERGER


      AGREEMENT AND PLAN OF MERGER, dated as of November 24, 1999 ("Agreement"), by and between Terremark Holdings, Inc., a Florida corporation ("Terremark"), and AMTEC, INC., a Delaware corporation (the "Company").

      WHEREAS, Terremark desires to merge with and into the Company and the Company desires that Terremark be merged with and into it, with the Company being the surviving corporation;

      WHEREAS, the respective Boards of Directors of Terremark and the Company have approved the execution of this Agreement and the transactions contemplated hereby including the merger of Terremark into the Company pursuant to and subject to the terms and conditions of this Agreement and the laws of the States of Delaware and Florida (the "Merger");

      WHEREAS, the Directors of the Company have determined that the terms of the Merger are in the best interests of, the holders of the issued and outstanding capital stock of the Company, approved the Merger and recommend the acceptance of the approval and adoption of this Agreement by the stockholders of the Company; and

      WHEREAS, the terms and conditions of the Merger and the mode of carrying the same into effect are set forth below.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties, conditions and agreements herein contained, the parties hereto agree as follows:


                                 ARTICLE I

                                 THE MERGER

      1.1. The Merger. (a) Subject to the terms and conditions of this Agreement, at the time of the Closing (as defined in Section 1.9 hereof), a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Terremark and the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Florida Business Corporation Act (the "FBCA") and shall be filed, together with all other filings or recordings required by the DGCL and the FBCA to be made in connection with the Merger, on the Closing Date (as defined in Section 1.9 hereof). The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with the provisions and requirements of the DGCL. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

            (b) At the Effective Time, Terremark shall be merged with and into the Company whereupon the separate corporate existence of Terremark shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation").

            (c) From and after the Effective Time, the Merger shall have the effects set forth in Section 607.1106 of the FBCA and Section 259 of the DGCL.

      1.2.  Conversion of Stock.  At the Effective Time:
            -------------------

            (a) Each share of the common stock of the Company, $0.001 par value (the "Common Stock") then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent one share of common stock, $0.001 par value, of the Surviving Corporation (the "Post Merger Common Stock") and any rights to receive Common Stock (including options, warrants and convertible preferred stock) shall automatically be converted to a right to receive an equal number of the Post Merger Common Stock, such that, immediately after the Effective Time, all holders of the Common Stock, together with the holders of any rights to receive Common Stock shall, in the aggregate and on a fully diluted basis, hold 38.5% of the Post Merger Common Stock of the Surviving Corporation;

            (b) Each share of common stock, par value $0.01 per share, of Terremark (the "Terremark Common Stock") then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, become the right to receive fully paid and nonassessable shares of the Post Merger Common Stock, such that, immediately after the Effective Time, all holders of the Terremark Common Stock shall, in the aggregate and on a fully diluted basis, hold 61.5% of the Post Merger Common Stock; and

            (c) Each share of the Post Merger Common Stock issued as provided in Sections 1.2 (a) and (b) shall be of the same class and shall have the same terms as the currently outstanding Common Stock. The shares of the Post Merger Common Stock to be received as consideration pursuant to the Merger with respect to the Common Stock (together with cash in lieu of fractional shares as set forth below) is referred to herein as the "Merger Consideration."


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
      1.3.  Surrender of Certificates.
            -------------------------

            (a) At the Effective Time, each holder of a certificate or certificates theretofore representing issued and outstanding shares of the Terremark Common Stock may surrender such certificates to the Surviving Corporation and receive in exchange therefor certificates representing the appropriate number of shares of Post Merger Common Stock as provided in
Section 1.2. In the event that the share certificates for the shares in the Surviving Corporation are to be registered to a holder other than the registered owner of a surrendered certificate, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that all applicable transfer and other similar taxes shall have been paid. Until so surrendered, each such certificate shall, from and after the Effective Time, represent for all purposes, only the right to receive the shares of the Post Merger Common Stock.

            (b) At the Effective Time, the share certificates theretofore representing issued and outstanding shares of the Common Stock shall automatically be deemed to represent the same number of shares of Post Merger Common Stock.

            (c) No dividends or other distributions with respect to shares of the Post Merger Common Stock shall be paid to holders of any certificates representing the shares of Terremark Common Stock not surrendered as set forth in this Section 1.3. Subject to applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the shares of the Post Merger Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such Post Merger Common Stock with a record date after the Effective Time and a payment on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Post Merger Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For the purposes of dividends or other distributions in respect of Post Merger Common Stock, all shares of Post Merger Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

      1.4. Fractional Shares. No fractional shares of the Post Merger Common Stock shall be issued in the Merger, but in lieu thereof, each holder of the Terremark Common Stock shall be entitled to receive, in lieu of the fractional shares, an amount of cash, without interest thereon (rounded to the nearest whole cent), equal to the product of (i) such fraction of a share of Post Merger Common Stock, multiplied by (ii) the average of the closing prices of the shares of the Common Stock on the American Stock Exchange (the "AMEX") as reported in The Wall Street Journal (subject to correction for typographical or other manifest errors in such reporting) over the ten trading-day period immediately preceding the Closing Date.

      1.5. Stock Options. (a) At the Effective Time, each outstanding option to purchase Common Stock (a "Company Stock Option") granted under the Company's plans identified in Schedule 1.5 as being the only compensation or benefit plans or agreements pursuant to which Common Stock may be issued (collectively, the "Company Stock Option Plans"), whether vested or not vested, shall be deemed assumed by the Surviving Corporation and shall thereafter be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option prior to the Effective Date (in accordance with the past practice of the Company with respect to interpretation and application of such terms and conditions), the same number of shares of Post Merger Common Stock. In addition, prior to the Effective Time, the Company will make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Agreement. The Company represents that no consents are necessary to give effect to the transactions contemplated by this Section.

            (b) Prior to the Effective Time, the Board of Directors of the Company shall or shall cause the Plan Committee (as defined in the Company Stock Option Agreements) to take all actions necessary to ensure that the Merger will not result in (i) an acceleration of the vesting of any Company Stock Options or (ii) a change in the number of shares for which outstanding options are exercisable.

      1.6. Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that it shall have been amended to reflect that the total number of shares of capital stock that the Company is authorized to issue is 300,000,000 shares of common stock.

      1.7. By-Laws of the Surviving Corporation. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation; provided, however, that the Directors of the Surviving Corporation shall take all such action as is necessary to increase the maximum number of directors of the Surviving Corporation to a number which is not less than 13.

      1.8. Directors and Officers of the Surviving Corporation. The Company agrees to take all necessary actions so that, on the second Business Day after the Effective Time, the Company's board of directors shall include not less than seven persons designated by Terremark.

      1.9. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida, as soon as practicable after the last of the conditions set forth in Article IV hereof is fulfilled or waived (subject to applicable law) but in no event later than the fifth business day thereafter, or at such other time and place and on such other date as Terremark and the Company shall mutually agree (the "Closing Date").

      1.10. Appraisal Rights. In accordance with Section 262 of the Delaware Law, no appraisal rights shall be available to holders of shares of the Common Stock, in connection with the Merger.

      1.11. Sale of Additional Shares. The parties to this Agreement hereby acknowledge that Terremark at Bayshore, Inc., Terremark Centre, Inc. and ACGDI, Inc. (each of which is a Florida corporation and which are collectively referred to as the "Partners"), has sold to Terremark their interests in Terremark Centre Limited, a Florida limited partnership, the owner of certain real property referred to as the Terremark Centre located at 2601 South Bayshore Drive, Coconut Grove, Florida, for a purchase price equal to the difference between $56,000,000 and the (at the time of the sale) outstanding principal balance of the first mortgage loan in favor of Principal Mutual Insurance Company (the "Proceeds"). The Surviving Corporation hereby agrees to, at the Effective Time, sell to the Partners, or their assignees, for the Proceeds, such number of shares of Common Stock as shall be equal, in the aggregate and on a fully diluted basis, to 35% of the Post Merger Common Stock of the Surviving Corporation pursuant to that certain Stock Purchase Agreement which shall be executed contemporaneously herewith between the Company and Vistagreen Holdings (Bahamas), Ltd., a Bahamian international business corporation. Upon the closing of this Agreement and the Stock Purchase Agreement, the percentage ownership of the holders of the Company Common Stock prior to the Effective Time shall be 25%, the percentage ownership of the Partners shall be 35%, and the percentage ownership of the existing holders of the Terremark Common Stock shall be 40%, each such percentage representing the respective ownership of such persons of the Post Merger Common Stock.


                                 ARTICLE II

                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------

      2.1.  Representations  and  Warranties  of  the  Company.   The
Company hereby represents and warrants to Terremark as follows:

            (a) Due Organization, Good Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such corporation has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company. For the purposes of this Agreement, "Material Adverse Effect" on any Person means a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Person and its Subsidiaries taken as a whole (i) except to the extent resulting from (A) any change in general United States or global economic conditions or general economic conditions in industries in which the Person competes, or (B) the announcement of the transaction contemplated herein or any action required to be taken pursuant to the terms hereof, and (ii) except that the term Material Adverse Effect shall not include, with respect to the Company (A) any decreases in the Company's stock price in and of itself or (B) any deterioration in the Company's financial condition which is a direct and proximate result of its agreements with Hebei United Telecommunication Equipment Co. The Company has heretofore made available to Terremark true and complete copies of the Certificate of Incorporation and Bylaws (or equivalent documents), as amended to date, for itself and each of its Subsidiaries and copies of the minutes of its Board of Directors and committees of the Board of Directors (except as the same relate to transactions contemplated hereby). The term "Subsidiary," as used in this Agreement, refers to any Person in which the Company or Terremark, as the case may be, owns any equity interest and shall include all joint ventures.

            (b) Authorization and Validity of Agreement. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this

Agreement by the Company and the consummation of the transactions contemplated hereby (other than the approval of this Agreement and the Merger by the holders of a majority of the shares of Common Stock (the "Company Stockholders Approval"), which is the only vote of the holders of any equity interest in the Company necessary in connection with the consummation of the Merger). This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Company's Board of Directors, at a meeting duly called and held, has, subject to the provisions of Section 6.2 hereof (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby and authorized the execution of this Agreement, and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by its stockholders.

            (c) Capitalization. (i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value (the "Preferred Stock"). As of the close of business on November 22, 1999, 36,271,689 shares of Common Stock are issued and outstanding. Set forth on Schedule 2.2(c)(i) are (1) the number of shares of Common Stock reserved for issuance pursuant to outstanding Options granted under the Stock Incentive Plans, (2) the number of such shares which have been issued under such Plans, (3) the number of shares of Series G Preferred Stock issued and outstanding, and (4) the number of warrants to purchase the indicated number of shares of Common Stock. No shares of Common Stock are held in the Company's treasury. The Series G Preferred Stock converts at the option of the holder into 1,688,022 shares of Common Stock, which number of shares of Common Stock have been authorized and reserved for issuance by the Company. All issued and outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this Section 2.1(c) or on Schedule 2.1(c) attached hereto, (x) there are no shares of capital stock of the Company authorized, issued or outstanding (except for shares subsequently issued pursuant to existing options, warrants and other rights described in Section 2.1(c)) and (y) there are not, as of the date hereof, and at the Effective Time there will not be, any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Common Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue shares of Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company.

                  (ii) Schedule 2.1(c)(ii) lists all of the Company's Subsidiaries (as defined in Section 2.1(a) hereof). All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, by the Company, except as otherwise set forth on Schedule 2.1(c)(ii), free and clear of all liens, encumbrances, options or claims whatsoever. No shares of capital stock of any of the Company's Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary of the Company, pursuant to which such Subsidiary is or may become obligated to issue any shares of capital stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such Subsidiary. Except for the Subsidiaries listed on Schedule 2.1(c)(ii), the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person or have any direct or indirect equity or ownership interest in any Person and, except as set forth in Schedule 2.1(c)(ii), neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person. Schedule 2.1(c)(ii), sets forth the equity interests of each such Subsidiary owned by the Company.

            (d) Consents and Approvals; No Violations. Assuming (i) compliance with any applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) compliance with any requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") and any requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") relating to the Proxy Statement and registration of the Post Merger Common Stock to be issued to holders of Terremark Common Stock are met, (iii) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by DGCL, and (iv) approval of the Merger by a majority of the holders of Common Stock, is received, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not: (1) violate any provision of the Certificate of Incorporation or

By-Laws of the Company or any of its Subsidiaries; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which it or any of their respective properties or assets may be bound, excluding from the foregoing clauses
(2), (3) and (4) filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which, in the aggregate, would not have a Material Adverse Effect on the Company.

            (e) Company Reports and Financial Statements. Since March 31, 1997, the Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") required to be filed by it pursuant to the federal securities laws and the Commission rules and regulations thereunder, and, except to the extent revised or superseded by a subsequent filing filed with the Commission prior to the date hereof, all forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has heretofore made available to Terremark true and complete copies of all forms, reports, registration statements and other filings filed by the Company with the Commission since March 31, 1997 (such forms, reports, registration statements and other filings, together with any amendments thereto, are sometimes collectively referred to as the "Commission Filings"). As of their respective dates, except to the extent revised or superseded by a subsequent filing filed with the Commission prior to the date hereof, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the
(i) consolidated balance sheets as of the end of the fiscal years ended March 31, 1997, 1998 and 1999 and as of the end of the fiscal quarters ended June 30, September 30, and December 31 of each such year, and (ii) the consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of changes in financial position for the fiscal years ended March 31, 1997, 1998 and 1999 and for each of the fiscal quarters ended June 30, September 30 and December 31 of each such year, as included in the Commission Filings, were all prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements, none of which individually or in the aggregate had or could have a Material Adverse Effect).

            (f) Absence of Certain Changes. Except as previously disclosed in the Commission Filings, the Company and its Subsidiaries have (i) conducted their respective businesses in the ordinary course, consistent with past practice, and (ii) since March 31, 1999, there has not been:

                  (i) any event, occurrence or development which, individually or in the aggregate, would have a Material Adverse Effect on the Company;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of their capital stock or any securities convertible into their capital stock;

                  (iii) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

                  (iv) any material transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                  (v) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP;

                  (vi) any (1) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (2) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (3) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (4) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, in each case, other than in the ordinary course of business consistent with past practice or as permitted by this Agreement; or

                  (vii) any material Tax election made or changed, any material audit settled or any material amended Tax Return filed.

            (g) Title to Properties; Encumbrances. The Company and each of its Subsidiaries has good, valid and marketable title to (i) all its material tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the consolidated balance sheet as of September 30, 1999 except as indicated in the notes thereto and except for properties and assets reflected in the consolidated balance sheet as of September 30, 1999 which have been sold or otherwise disposed of in the ordinary course of business, and (ii) all the tangible properties and assets purchased by the Company and any of its Subsidiaries since September 30, 1999 except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (1) liens reflected in the consolidated balance sheet as of September 30, 1999, (2) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company or any of its Subsidiaries in the operation of its respective business, (3) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (4) liens created in connection with the loan from Terremark to the Company.

            (h) Compliance with Laws; Permits. The Company and its Subsidiaries are in material compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not have a Material Adverse Effect on the Company. The Company has not received any notice alleging non-compliance within the last two years. Each member of the Company Group (a) has all permits, approvals and other authorizations ("Permits") necessary for the conduct and operation of its businesses as currently conducted and (b) uses its assets in compliance with the terms of such Permits, except for any Permits not obtained or any noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect.

            (i) Litigation. Except as disclosed in the Commission Filings, there is no and, in the past two years there has been no, action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the Company's knowledge any investigation by) any governmental or other instrumentality or agency, pending, or, to the Company's knowledge, threatened, against or affecting the Company or any of its Subsidiaries, or any of their properties or rights which could have a Material Adverse Effect on the Company or prevent or delay the consummation of the Merger. There are no such suits, actions, claims, proceedings or investigations pending or, to the Company's knowledge, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Except as disclosed in the Commission Filings, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could have a Material Adverse Effect on the Company or on the ability of the Company or any Subsidiary to conduct its business as presently conducted. For the purposes of this Agreement, the term "knowledge" shall mean actual knowledge.

            (j) Government Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in connection with the Merger in accordance with Delaware Law and Florida law,
(ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation"),
(iv) compliance with any other applicable requirements of foreign anti-trust or investment laws, (v) compliance with any applicable environmental transfer statutes, (vi) compliance with any applicable requirements of the Exchange Act, (vii) compliance with any applicable requirements of the Securities Act, or (viii) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the Company's consummation of the Merger.

            (k) Opinion of Financial Advisor. The Company has received the opinion of Ramius Capital Group, L.L.C. to the effect that, as of the date of its opinion, the transactions contemplated herein are necessary to the Company. Except for Ramius Capital Group, L.L.C., the fees of which shall not exceed $150,000 and such number of shares of Post Merger Common Stock as shall have a value of $150,000 as determined based upon the closing price of Common Stock of the Company on the trading day immediately preceding the day of the Effective Time, no agent, broker, Person or firm acting on behalf of the Company is, or will be entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

            (l) Takeover Statutes and Charter Provisions. The Board of Directors of the Company has taken the necessary actions to render Section 203 of the DGCL, any other potentially applicable anti-takeover or similar statute or regulation and the provisions of the Company's charter, if any, inapplicable to this Agreement, the Merger and the transactions contemplated hereby.

            (m)   Employee Benefit Plans.
                  ----------------------

                  (i) List of Plans. Set forth in Schedule 2.1(m) attached hereto is an accurate and complete list of all employee benefit plans ("Company Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 2.1(m), all employers (whether or not incorporated) which by reason of common control are treated together with the Company as a single employer within the meaning of
Section 414 of the Code).

                  (ii) Status of Plans. Neither the Company nor any of its Subsidiaries maintains or contributes to any Company Benefit Plan subject to ERISA which is not in substantial compliance with ERISA. None of the Company Benefit Plans are subject to the minimum funding requirements of
Section 412 of the Code, or subject to Title IV of ERISA, or multiemployer plans (as defined in Section 4001(a)(3) of ERISA.

                  (iii) Contributions. All amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Company Benefit Plan or any agreement relating to any Company Benefit Plan to which Company or any of its Subsidiaries is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Company Benefit Plan ended prior to the date hereof, have either been paid or properly accrued on the Financial Statements. The Company has made any accruals on its Financial Statements that are required in accordance with generally accepted accounting principles for contributions that have not been made because they are not yet due under the terms of any Company Benefit Plan or related agreements. Benefits under all Company Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided to the Company.

                  (iv) Tax Qualification. The Internal Revenue Service has issued a favorable determination letter that each Company Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

                  (v) Transactions. Neither the Company nor any of its Subsidiaries has engaged in any transaction with respect to the Company Benefit Plans which would subject it to a material tax, penalty or liability for prohibited transactions under ERISA or the Code nor has any of their respective directors, officers or employees to the extent they or any of them are fiduciaries with respect to such Plans, materially breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or would result in any material claim being made under or by or on behalf of any such Plans by any party with standing to make such claim.

            (n) Insurance. The Company has made available to Terremark a schedule of insurance and policies currently maintained by the Company and its Subsidiaries. Furthermore (a) neither the Company nor any of the Company's Subsidiaries has received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) neither the Company nor any of the Company's Subsidiaries has received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to the Company or any of the Company's Subsidiaries in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting the Company or any of the Company's

Subsidiaries.

            (o) Casualties. Neither the Company nor any of the Company's Subsidiaries has been affected in any way as a result of flood, fire, explosion or other casualty (whether or not material and whether or not covered by insurance). The Company is not aware of any circumstance which is likely to cause it to suffer any material adverse change in its business, operations or prospects.

            (p) Propriety of Past Payments. (i) No unrecorded fund or asset of the Company or any of the Company's Subsidiaries has been established for any purpose, (ii) no accumulation or use of corporate funds of the Company or any of the Company's Subsidiaries has been made without being property accounted for in the books and records of the Company or any of the Company's Subsidiaries, (iii) no payment has been made by or on behalf of the Company or any of the Company's Subsidiaries with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment and (iv) none of the Company, any of the Company's Subsidiaries, any director, officer, employee or agent of the Company of any of the Company's Subsidiaries has, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services, (A) to obtain favorable treatment for any stockholder, the Company, any of the Company's Subsidiaries or any affiliate of the Company in securing business, (B) to pay for favorable treatment for business secured for any stockholder, the Company, any of the Company's Subsidiaries or any affiliate of the Company, (C) to obtain special concessions, or for special concessions already obtained, for or in respect of any stockholder, the Company or any of the Company's Subsidiaries or any affiliate of the Company or (iv) otherwise for the benefit of any stockholder, the Company or any of the Company's Subsidiaries or any affiliate of the Company in violation of any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (including existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans relating to Real Property). Neither the Company nor any of the Company's Subsidiaries nor any current directly, officer, agent, employee or other Person acting on behalf of the Company or any of the Company's Subsidiaries, has accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

            (q) Employment Relations and Agreements. (i) Each of the Company and its Subsidiaries is in substantial compliance with all foreign, federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against the Company or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or any of its Subsidiaries;
(iv) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (v) no grievance which might have a Material Adverse Effect on the Company and its Subsidiaries or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries; and
(vii) neither the Company nor any of its Subsidiaries has experienced any material labor difficulty during the last three years. There has not been, and to the Company's knowledge, there will not be, any change in relations with employees of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement which could have a Material Adverse Effect on the Company. Except as disclosed in Schedule 2.1(q) attached hereto, there exist no employment, consulting, severance or indemnification agreements between the Company and any director, officer or employee of the Company or any agreement that would give any Person the right to receive any payment from the Company as a result of the Merger.

            (r) Client Relations. There has not been, and to the Company's knowledge, there will not be, any change in relations with franchisees, customers or clients of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement which could have a Material Adverse Effect on the Company.

            (s) Sufficiency of Assets. The rights, properties and other assets presently owned, leased or licensed by the Company or its Subsidiaries include all such rights, properties and other assets necessary to permit the Company and its Subsidiaries to conduct their respective businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof.

            (t)   Contracts  and  Commitments.  Except as provided in
Schedule 2.1(t):

                  (i) No purchase contracts or commitments of the Company or any of its Subsidiaries are in excess of the normal, ordinary and usual requirements of business or at any excessive price.

                  (ii) Neither the Company nor any Subsidiary has any outstanding contracts with Shareholders, directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are in excess of the normal, ordinary and usual requirements of business or at any excessive price.

                  (iii) Neither the Company nor any of its Subsidiaries is restricted by agreement from carrying on its business anywhere in the world.

                  (iv) Neither the Company nor any of its Subsidiaries has outstanding any agreement to acquire any debt obligations of others.

            (u) Disclosure Documents. Neither the proxy statement of the Company (the "Company Proxy Statement") nor the Registration Statement on Form S-4 (the "Form S-4"), each to be filed with the Commission in connection with the Merger, nor any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, with respect to the Company Proxy Statement, or the date the Form S-4 or any amendment thereto is filed with the Commission, with respect to the Form S-4, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement and the Form S-4 will, when filed, each comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company in this Section 2.1(u) with respect to statements made or incorporated by reference therein based on information supplied by Terremark for inclusion or incorporation by reference in the Company Proxy Statement or the Form S-4, which shall be deemed to include information by any third party with respect to any of the assets directly or indirectly acquired by or furnished to Terremark after the date hereof.

            (v) Full Disclosure. The Company has not failed to disclose to Terremark any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of the Company or its Subsidiaries. No representation or warranty by the Company contained in this Agreement and no statement contained in any document (including financial statements and the Schedules hereto), certificate, or other writing furnished or to be furnished by the Company to Terremark or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

      2.2. Representations and Warranties of Terremark. Terremark represents and warrants to the Company as follows:

            (a) Due Organization; Good Standing and Corporate Power. Each of Terremark and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such corporation has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Terremark and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Terremark. Each member of the Terremark Group has made available to the Company true and complete copies of its certificate of incorporation, as amended to date, its by-laws, as amended to date and copies of the minutes of its Board of Directors and of committees of the Board of Directors (except as the same relate to the transactions contemplated hereby).

            (b) Authorization and Validity of Agreement. Terremark has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Terremark, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by its Board of Directors of Terremark. No other corporate action on the part of Terremark is necessary to authorize the execution, delivery and performance of this Agreement by Terremark and the consummation of the transactions contemplated hereby (other than the approval of this Agreement by the shareholders of Terremark, if required by the FBCA). This Agreement has been duly executed and delivered by Terremark and is a valid and binding obligation of Terremark, enforceable against Terremark in accordance with its terms, except that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles. Terremark's Board of Directors, at a meeting duly called and held, has approved and adopted this Agreement and the transactions contemplated hereby, and resolved to recommend approval an adoption of this Agreement and the Merger by its shareholders.

            (c) Capitalization. (i) The authorized capital stock of Terremark consists of 5,000,000 shares of Terremark Common Stock and 4,176,693 shares of preferred stock, $1.00 par value, of which 4,176,693 shares of Series A Convertible Preferred Stock are outstanding (the "Terremark Preferred Stock"). As of November 23, 1999, 1,121,250 shares of

Terremark Common Stock are issued and outstanding, and no shares of Terremark Common Stock are reserved for issuance. All issued and outstanding shares of Terremark Common Stock have been validly issued and are fully paid and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in this
Section 2.2(c), (x) there are no shares of capital stock of Terremark authorized, issued or outstanding (except for shares subsequently issued pursuant to existing options or other rights described in this Section 2.2(c)) and (y) there are not as of the date hereof, and at the Effective Time there will not be, any outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the Terremark Common Stock or any other shares of capital stock of Terremark, pursuant to which Terremark is or may become obligated to issue shares of Terremark Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of Terremark.

                  (ii) Schedule 2.2(c)(ii) lists all of Terremark's Subsidiaries, the shareholders of each Subsidiary and the shares they own. All of the outstanding shares of capital stock of each of Terremark's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, by Terremark, free and clear of all liens, encumbrances, options or claims whatsoever. No shares of capital stock of any of Terremark's Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary of Terremark, pursuant to which such Subsidiary is or may become obligated to issue any shares of capital stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such Subsidiary. Except for the Subsidiaries listed on Schedule 2.2(c)(ii), Terremark does not own, directly or indirectly, any capital stock or other equity interest in any Person or have any direct or indirect equity or ownership interest in any Person and neither Terremark nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person. With respect to each of its Subsidiaries, a member of the Terremark Group owns 100% of the stock of each such Person.

            (d) Consents and Approvals; No Violations. Assuming (i) compliance with any applicable requirements under the HSR Act, (ii) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the FBCA is made and (iii) approval of this Agreement by the shareholders of Terremark if required by the laws of Florida, the execution and delivery of this Agreement by Terremark and the consummation by Terremark of the transactions contemplated hereby will not:
(1) violate any provision of the Articles of Incorporation or By-Laws of Terremark; (2) violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Terremark or by which its properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any governmental or regulatory body, agency or authority; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Terremark or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Terremark or any of its Subsidiaries is a party, or by which they or their respective properties or assets may be bound, excluding from the foregoing clauses (2), (3) and (4) violations, filings, notices, permits, consents and approvals the absence of which, and violations, breaches, defaults, conflicts and liens which, in the aggregate, would not have a Material Adverse Effect on Terremark.

            (e) Real Property. (i) All Real Property ("Real Property") that is owned by Terremark or any Terremark Subsidiary is reflected as an asset on the Balance Sheet of the Terremark Financial Statements. There are no proceedings, claims, disputes or conditions affecting any Real Property that will curtail or interfere with the use of such property. Neither the whole nor any portion of the Real Property nor any other assets of Terremark or any Terremark Subsidiary is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the knowledge of Terremark has any such condemnation, expropriation or taking been proposed.

                  (ii) Neither Terremark nor any Terremark Subsidiary has received any notice of, or other writing referring to, any requirements or recommendations by any insurance company that has issued a policy covering any part of the Real Property or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any part of the Real Property, which repair or work has not been completed.

                  (iii) Each of Terremark and each Terremark Subsidiary has obtained all appropriate certificates of occupancy, licenses, easements and rights of way, including proofs of dedication, required to use and operate the Real Property in the manner in which the Real Property is currently being used and operated, except where the failure to obtain the same would not have a Material Adverse Effect. Each of Terremark and each Terremark Subsidiary has all approvals, permits and licenses, and no such approvals, permits or licenses will be required, as a result of the Merger, to be issued after the date hereof in order to permit the Company, following the Closing, to continue to own or operate the Real Property in the same manner as heretofore, other than any such approvals, permits or licenses that are ministerial in nature and are normally issued in due course upon application therefore without the further action by the applicant or when the failure to obtain the same would not have a Material Adverse Effect.

            (f) Leases. Schedule 2.2(f) contains an accurate and complete description of the terms of each Lease ("Lease" shall mean each lease pursuant to which Terremark or any Terremark Subsidiary leases any real or personal property (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding $100,000 per annum)). To Terremark's knowledge, each Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. The leasehold estate created by each Lease is free and clear of all encumbrances. Except for defaults which individually or in the aggregate have not had and will not have a Material Adverse Effect, there are no existing defaults by Terremark or any Terremark Subsidiary under any of the Leases. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Lease. Neither Terremark nor any of the Terremark Subsidiaries has received notice, or has any other reason to believe, that any lessor under any Lease will not consent (where such consent is necessary) to the consummation of the Merger without requiring any modification of the rights or obligations of the lessee thereunder.

            (g) Contracts and Commitments. Except as provided in the Terremark Financial Statements:

                  (i) No purchase contracts or commitments of Terremark or any Terremark Subsidiary are in excess of the normal, ordinary and usual requirements of business or at any excessive price.

                  (ii) Neither Terremark nor any Terremark Subsidiary has any outstanding contracts with Shareholders, directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are in excess of the normal, ordinary and usual requirements of business or at any excessive price.

                  (iii) Neither Terremark nor any Terremark Subsidiary is restricted by agreement from carrying on its business anywhere in the world.

                  (iv) Neither Terremark nor any Terremark Subsidiary has outstanding any agreement to acquire any debt obligations of others.

            (h) Insurance. Terremark has made available to the Company a schedule of insurance and policies currently maintained by Terremark and its Subsidiaries. Furthermore (a) neither Terremark nor any Terremark Subsidiary has received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policies or arrangements threatened, (b) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) neither Terremark nor any Terremark Subsidiary has received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to Terremark or any Terremark Subsidiary in the future or that any insurance coverage presently provided for will not be available to Terremark or any Terremark Subsidiary in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting Terremark or any Terremark Subsidiary.

            (i) Casualties. Neither Terremark nor any Terremark Subsidiary has been affected in any way as a result of flood, fire, explosion or other casualty (whether or not material and whether or not covered by insurance). Terremark is not aware of any circumstance which is likely to cause it to suffer any material adverse change in its business, operations or prospects.

            (j) Propriety of Past Payments. (a) No unrecorded fund or asset of Terremark or any Terremark Subsidiary has been established for any purpose, (b) no accumulation or use of corporate funds of Terremark or any Terremark Subsidiary has been made without being properly accounted for in the books and records of Terremark or such Subsidiary, (c) no payment has been made by or on behalf of Terremark or any Terremark Subsidiary with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment and (d) none of Terremark, any Terremark Subsidiary, any director, officer, employee or agent of Terremark or any Terremark Subsidiary or any other Person associated with or acting for or on behalf of Terremark or any Terremark Subsidiary has, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services, (i) to obtain favorable treatment for any shareholder, Terremark, any Terremark Subsidiary or any affiliate of Terremark in securing business, (ii) to pay for favorable treatment for business secured for any shareholder, Terremark, any Terremark Subsidiary or any affiliate of Terremark, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of any shareholder, Terremark, any Terremark Subsidiary or any affiliate of Terremark or (iv) otherwise for the benefit of any shareholder, Terremark, any Terremark Subsidiary or any affiliate of Terremark in violation of any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (including existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans relating to Real Property). Neither Terremark nor any Terremark Subsidiary nor any current director, officer, agent, employee or other Person acting on behalf of Terremark or any Terremark Subsidiary, has accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

            (k) Financial Statements; Absence of Certain Changes. The consolidated balance sheets provided by Terremark to the Company as of March 31, 1999 and 1998 and the consolidated income statements and statements of cash flow for the periods then ended and the unaudited balance sheet as of September 30, 1999 and the unaudited consolidated income statement for the period then ended (the "Terremark Financial Statements") fairly present the consolidated financial position of Terremark and its subsidiaries as of such dates and fairly present the results of operations and changes in cash flow for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in notes thereto and as for any unaudited financial statements, except for normal year-end adjustments and the absence of notes). Terremark and its Subsidiaries have since March 31, 1999 conducted in all material respects their respective businesses in the ordinary course, reasonably consistent with past practice, and there has not been:

                  (i) any event, occurrence or development which, individually or in the aggregate, would have a Material Adverse Effect on Terremark;

                  (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Terremark, or any repurchase, redemption or other acquisition by Terremark or any of its Subsidiaries of any outstanding shares of their capital stock or any securities convertible into their capital stock;

                  (iii) any amendment of any material term of any outstanding security of Terremark or any of its Subsidiaries;

                  (iv) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) Terremark or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by Terremark or any of its Subsidiaries of any contract or other right, in either case, material to Terremark and its Subsidiaries, taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                  (v) any change in any method of accounting or accounting practice (other than any change for tax purposes) by Terremark or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP;

                  (vi) any material Tax election made or changed, any material audit settled or any material amended Tax Returns filed.

            (l) Sufficiency of Assets. The rights, properties and other assets presently owned, leased or licensed by Terremark or the Terremark Subsidiaries include all such rights, properties and other assets necessary to permit Terremark and Terremark Subsidiaries to conduct their respective businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof.

            (m) Information in Disclosure Documents and Registration Statement. None of the information supplied or to be supplied by Terremark for inclusion in (i) the Form S-4, at the time it becomes effective or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the initial mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of shareholders of Terremark and the stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4, as of its effective date, will comply (with respect to the information relating to Terremark) as to form in all material respects with the requirements of the Securities Act, and the rules and regulations promulgated thereunder, and as of the date of its initial mailing and as of the date of the Company's stockholders' meeting, the Proxy Statement will comply (with respect to information relating to Terremark) as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Terremark makes no representations as to any statement in the foregoing documents based on information supplied by the Company for inclusion therein.

            (n) Broker's or Finder's Fee. No agent, broker, Person or firm acting on behalf of Terremark is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

            (o) Compliance with Laws. Terremark and its Subsidiaries are in material compliance with all applicable laws, regulations, orders, judgments and decrees except where the failure to so comply would not have a Material Adverse Effect on Terremark. Terremark has not received any notice alleging non-compliance within the last two years. Each member of the Terremark Group (a) has all Permits necessary for the conduct and operation of its businesses as currently conducted and (b) uses its assets in compliance with the terms of such Permits, except for any Permits not obtained or any noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect.

            (p) Litigation. Except as disclosed in the Terremark Financial Statements or as set forth in Schedule 2.2(p) attached hereto, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to Terremark's knowledge, any investigation by) any governmental or other instrumentality or agency, pending, or, to Terremark's knowledge, threatened, against or affecting Terremark or any of its Subsidiaries, or any of their properties or rights which could have a Material Adverse Effect on Terremark or prevent or delay the consummation of the Merger. There are no such suits, actions, claims, proceedings or investigations pending or, to Terremark's knowledge, threatened, seeking to prevent or challenging the transactions contemplated by this Agreement. Except as disclosed in the Terremark Financial Statements, neither Terremark nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which could have a Material Adverse Effect on Terremark or on the ability of Terremark or any Subsidiary to conduct its business as presently conducted.

            (q) Government Authorization. The execution, delivery and performance by Terremark of this Agreement and the consummation by Terremark of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in connection with the Merger in accordance with Delaware Law and Florida law,
(ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the EC Merger Regulation,
(iv) compliance with any other applicable requirements of foreign anti-trust or investment laws, (v) compliance with any applicable environmental transfer statutes, (vi) compliance with any applicable requirements of the Exchange Act, (vii) compliance with any applicable requirements of the Securities Act, (viii) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on Terremark or prevent or materially delay Terremark's consummation of the Merger.

            (r)   Employee Benefit Plans

                  (i) List of Plans. Set forth in Schedule 2.2(r) attached hereto is an accurate and complete list of all employee benefit plans ("Terremark Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by Terremark or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 2.2(r), all employers (whether or not incorporated) which by reason of common control are treated together with Terremark as a single employer within the meaning of Section 414 of the Code).

                  (ii) Status of Plans. Neither Terremark nor any of its Subsidiaries maintains or contributes to any Terremark Benefit Plan subject to ERISA which is not in substantial compliance with ERISA. None of the Terremark Benefit Plans are subject to the minimum funding requirements of
Section 412 of the Code, or subject to Title IV of ERISA, or multiemployer plans (as defined in Section 4001(a)(3) of ERISA.

                  (iii) Contributions. All amounts which Terremark or any of its Subsidiaries is required, under applicable law or under any Terremark Benefit Plan or any agreement relating to any Terremark Benefit Plan to which Terremark or any of its Subsidiaries is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Terremark Benefit Plan ended prior to the date hereof, have either been paid or properly accrued on the Financial Statements. Terremark has made any accruals on its Financial Statements that are required in accordance with generally accepted accounting principles for contributions that have not been made because they are not yet due under the terms of any

Terremark Benefit Plan or related agreements. Benefits under all Terremark Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided to Terremark.

                  (iv) Tax Qualification. The Internal Revenue Service has issued a favorable determination letter that each Terremark Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of Terremark, nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

                  (v) Transactions. Neither Terremark nor any of its Subsidiaries has engaged in any transaction with respect to the Terremark Benefit Plans which would subject it to a material tax, penalty or liability for prohibited transactions under ERISA or the Code nor has any of their respective directors, officers or employees to the extent they or any of them are fiduciaries with respect to such Plans, materially breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or would result in any material claim being made under or by or on behalf of any such Plans by any party with standing to make such claim.

                  (vi) Documents. Terremark has delivered or caused to be delivered to Terremark and its counsel true and complete copies of (1) all Terremark Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Terremark Benefit Plan qualified under Section 401 or 501 of the Code and
(2) Form 5500 for the most recent completed fiscal year for each Terremark Benefit Plan required to file such form.

            (s) Employment Relations and Agreements. (i) Each of Terremark and its Subsidiaries is in substantial compliance with all foreign, federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice complaint against Terremark or any of its Subsidiaries is pending before the National Labor Relations Board; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Terremark or any of its Subsidiaries; (iv) no representation question exists respecting the employees of Terremark or any of its Subsidiaries; (v) no grievance which might have a Material Adverse Effect on Terremark and its Subsidiaries or the conduct of their respective businesses exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (vi) no collective bargaining agreement is currently being negotiated by Terremark or any of its Subsidiaries; and (vii) neither Terremark nor any of its Subsidiaries has experienced any material labor difficulty during the last three years. There has not been, and to Terremark's knowledge, there will not be, any change in relations with employees of Terremark or any of its Subsidiaries as a result of the transactions contemplated by this Agreement which could have a Material Adverse Effect on Terremark. There exist no employment, consulting, severance or indemnification agreements between Terremark and any director, officer or employee of Terremark or any agreement that would give any Person the right to receive any payment from the Company as a result of the Merger.

            (t) Client Relations. There has not been, and to Terremark's knowledge, there will not be, any change in relations with franchisees, customers or clients of Terremark or any of its Subsidiaries as a result of the transactions contemplated by this Agreement which could have a Material Adverse Effect on Terremark.

            (u)   Environmental Laws and Regulations.
                  ----------------------------------

                  (i) The term "Environmental Laws" means any federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree or injunction, each as currently in effect and applicable, relating to: (i) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment; (ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; (iii) the health or safety of employees in the workplace; (iv) protecting or restoring natural resources; or (v) the environment. The term "Hazardous Material" means: (1) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903; (2) petroleum, including crude oil and any fractions thereof; (3) natural gas, synthetic gas and any mixtures thereof; (4) asbestos and/or asbestos containing materials; (5) PCBs or materials containing PCBs; (6) any material regulated as a medical waste; (7) radioactive materials; and (8) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which Terremark or any of its subsidiaries is a party.

                  (ii) The representations in this Section 2.2(u) shall be deemed to apply to the Terremark Centre to the extent that it is an asset which Terremark owns as of the Closing. With respect to any property Terremark or any of its Subsidiaries currently or previously owned, to Terremark's knowledge (i) there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site, and each property is in compliance in all material respects with applicable law, (ii) neither Terremark nor any of its Subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be expected to lead, to a Release, except in each case for those Releases which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Terremark. There have been no Releases of Hazardous Material in, on, under or affecting their current or previously owned or leased properties or any surrounding site, except in each case for those Releases which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Terremark. Neither Terremark nor any of its Subsidiaries has received any written notice of, or entered into any order, settlement or decree relating to: (i) any violation of any Environmental Laws by Terremark or any of its Subsidiaries or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party against Terremark or any of its Subsidiaries; or (ii) the response to or remediation of Hazardous Material at or arising from any of Terremark's properties or any subsidiary's properties. To Terremark's knowledge, there have been no violations of any Environmental Laws by Terremark or any Subsidiary or any Predecessor (herein defined) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Terremark. "Predecessor" means any Person which at any time directly or indirectly owned any of the properties leased or owned at any time by any member of the Terremark Group.

            (v) Full Disclosure. Terremark has not failed to disclose to the Company any facts material to the business, results of operations, assets, liabilities, financial condition or prospects of Terremark or Terremark Subsidiaries. No representation or warranty by Terremark contained in this Agreement and no statement contained in any document (including financial statements and the Schedules hereto), certificate, or other writing furnished or to be furnished by Terremark to the Company or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.


                                ARTICLE III

                           ADDITIONAL AGREEMENTS

      3.1. Access to Information Concerning Properties and Records. During the period commencing on the date hereof and ending at the Effective Time, each of the Company and Terremark shall, and shall cause each of their respective Subsidiaries to, upon reasonable notice, afford the other party, and its respective counsel, accountants and other authorized representatives, full access during normal business hours to the properties, books and records of itself and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire. No such investigation shall, however, affect the representations and warranties made by each party to this Agreement. Each party hereto agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as the other party may from time to time request.

      3.2. Confidentiality. Prior to the Effective Time and after any termination of this Agreement each party hereto will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, including but not limited to, the Securities law, all confidential documents and information concerning the other parties hereto and the Subsidiaries furnished to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such party, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired by such party from sources other than the parties hereto; provided, however, that such party may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors, agents and representatives (collectively, "Agents") in connection with the transactions contemplated by this Agreement so long as such Persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially and any breach by any such Agent shall be deemed to conclusively be a breach by the applicable party hereto for whom such Agent is an Agent. If this Agreement is terminated for any reason, each party hereto will, and will use its best efforts to cause its Agents to, destroy or deliver to the party from whom such material was obtained, upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from any such other parties in connection with this Agreement that are subject to such confidence.

      3.3. Registration Statement. As promptly as practicable, Terremark and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement in preliminary form. Each of them shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and the S-4 declared effective as soon as practicable. If at any time prior to the Effective Time any event or circumstances relating to the Company, any subsidiary of the Company or Terremark, any of their respective subsidiaries, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Form S-4 or Proxy Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

      3.4. Conduct of the Business Pending the Effective Time. The Company and Terremark each agrees that, except as permitted, required or specifically contemplated by, or otherwise described in, this Agreement or otherwise consented to or approved in writing by the other, such consent not to be unreasonably withheld or delayed, during the period commencing on the date hereof and ending at the Effective Time:

            (a) Each of them and their respective Subsidiaries will conduct their operations only according to their ordinary and usual course of business and will use their best efforts to preserve intact their respective business organization, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them;

            (b) Neither of them nor any of their respective Subsidiaries shall, except as otherwise contemplated in this Agreement, (i) make any change in or amendment to their charter or by-laws (or comparable governing documents); (ii) issue or sell any shares of their capital stock (other than in connection with the exercise of Options outstanding on the date hereof) or any of its other securities, or issue any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any of its other securities, or make any other changes in their capital structure; provided, however, that Terremark shall cause all outstanding shares of its Series A Convertible Preferred Stock to be converted to Terremark Common Stock prior to the Closing, (iii) declare, pay or make any dividend or other distribution or payment with respect to, or split, redeem or reclassify, any shares of their capital stock; (iv) enter into any contract or commitment except contracts in the ordinary course of business, including without limitation, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or release or relinquish any material contract rights (it being understood that the acquisition, development, leasing, sale, mortgaging or other disposition of real property or rights with respect thereto is in the ordinary course of business of Terremark);
(v) amend any employee or non-employee benefit plan or program, employment agreement, license agreement or retirement agreement, or pay any bonus or contingent compensation; provided, however, that Terremark may take such actions so long as and to the extent that the same are consistent with prior practices; (vi) agree to the settlement of any litigation involving a payment of more than $100,000 in the aggregate; (vii) change or permit to change any method of accounting or accounting practices used by it, except for any such change which is not material or which is required by reason of a concurrent change in GAAP, (viii) agree, in writing or otherwise, to take any of the foregoing actions or (ix) make or change any material tax election; and

            (c) Neither of them shall, nor permit any of their Subsidiaries to, take any action, engage in any transaction or enter into any agreement which would cause any of the representations or warranties set forth in this Agreement to be untrue as of the Closing Date.

      3.5.  Company Stockholder Meeting; Proxy Statement; Form S-4.
            ------------------------------------------------------

            (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation, as amended, and its By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Form S-4 becomes effective, a meeting of the holders of Company capital stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby, and (i) except as required to comply with the fiduciary duties of the Board of Directors as advised by outside counsel, recommend approval and adoption of this Agreement and the transactions contemplated hereby, by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) except as required to comply with the fiduciary duties of the Board of Directors as advised by outside counsel, take all reasonable action to solicit and obtain such approval. Terremark, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation, as amended, and its By-Laws, promptly and duly call, give notice of, convene and hold as soon a practicable following the date on which the Form S-4 becomes effective a meeting of the holders of Terremark Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby and (i) except as required to comply with the fiduciary duties of the Board of Directors as advised by outside counsel, recommend approval and adoption of this Agreement and the transactions contemplated hereby, by the shareholders of Terremark and include in the Proxy Statement such recommendation and (ii) except as required to comply with the fiduciary duties of the Board of Directors as advised by outside counsel, take all reasonable action to solicit and obtain such approval.

            (b) The Company, as promptly as practicable, shall cause the definitive Proxy Statement to be mailed to their respective stockholders.

      3.6. Stock Exchange Listing. The Company shall use its reasonable best efforts to cause the Post Merger Common Stock to be issued in connection with the Merger to be approved for listing on AMEX, subject to official notice of issuance.

      3.7. Reasonable Best Efforts. Each of the Company and Terremark shall, and each shall cause its respective Subsidiaries to, cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its Subsidiaries as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger; provided, however, that no loan agreement or contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Terremark.

      3.8. Supplemental Disclosure. Each of the Company and Terremark shall give the other party prompt notice of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Terremark, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in
Article IV of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

      3.9. Officers' and Directors' Insurance; Indemnification. The Surviving Corporation will, (i) for a period of three years commencing at the Effective Time, maintain all rights to indemnification now existing in favor of the directors and officers of the Company as provided in the Company's Certificate of Incorporation or By-Laws, with respect to acts and omissions occurring prior to the Effective Time; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its consent; and (ii) for a period of three years commencing at the Effective Time, use its reasonable best efforts to maintain a policy or policies of directors' and officers' liability insurance covering directors and officers of the Company and having such terms no less favorable than the policies presently maintained by the Company on the date of this Agreement (true and correct copies of which have been delivered to Terremark) with respect to acts and omissions occurring prior to the Effective Time; provided further that such insurance coverage shall continue to be available and provided that the annual premium therefor shall not exceed $110,000 (the "Maximum Amount") to maintain or procure such insurance coverage; and provided further that if the Surviving Corporation shall be unable to maintain or obtain such insurance coverage as called for by this Section 3.9(ii), the Surviving Corporation will maintain or obtain, for the remainder of such three year period, as much comparable insurance as shall be available for the Maximum Amount.

      3.10. Letters of Company's Accountants.
            --------------------------------

            (a) The Company shall use reasonable best efforts to cause to be delivered to the Company and to Terremark two letters from Deloitte & Touche LLP, one dated no earlier than three business days prior to the date on which the Form S-4 shall become effective and one dated no earlier than three business days prior to the Closing Date, each addressed to the Boards of Directors of the Company and Terremark, in form reasonably satisfactory to the Company and Terremark and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            (b) Terremark shall use reasonable best efforts to cause to be delivered to the Company and to Terremark two letters from PricewaterhouseCoopers, one dated no earlier than three business days prior to the date on which the Form S-4 shall become effective and one dated no earlier than three business days prior to the Closing Date, each addressed to the Boards of Directors of the Company and Terremark, in form reasonably satisfactory to the Company and Terremark and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      3.11. Takeover Statutes. If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the parties and its Board of Directors shall grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

      3.12. U.S. Real Property Holding Company Covenant. For such period of time as the Vistagreen Group (as defined in the Purchase Agreement) holds, in the aggregate, Holders Stock acquired pursuant to the Purchase Agreement (as hereinafter defined) representing at least 1% of the outstanding shares of Common Stock of the Company, the Company shall not be or become a United States Real Property Holding Corporation as defined in Section 897(c)(2) of the Code nor shall the Holders Stock acquired pursuant to the Purchase Agreement be or become a United States Real Property Interest as defined in
Section 897(c)(1)(A)(ii) of the Code. In addition, as of each determination date (as defined in Treasury Regulation Section 1.897-2(c)), including particularly a date of disposition, the Company shall provide to each member of the Vistagreen Group a statement complying with Treasury Regulation Section 1.897-2(g)(1)(ii) and shall also comply, on a timely basis, with the notice requirements of Treasury Regulation Section 1.897-2(h) including without limitation, timely notice to the Internal Revenue Service as provided in that Treasury Regulation, with a copy to each member of the Vistagreen Group, together with other Supporting Documents (as defined in that certain Stock Purchase Agreement by and between Vistagreen Holdings (Bahamas), Ltd. and the Company as of the date hereof (the "Purchase Agreement")), but dated as of the determination Date. Any notice conforming with or under Treasury Regulation Section 1.897-2(h) need address the status of the Company as a United States Real Property Holding Corporation and the status of the Company shares as a United States Real Property Interest only from a date that is no earlier than the day that is thirty days prior to the Effective Date. These covenants shall in all respects survive the Closing of this Agreement. The "Vistagreen Group," as used herein, shall have the same meaning as in the Purchase Agreement.


                                 ARTICLE IV

                       CONDITIONS PRECEDENT TO MERGER

      4.1. Conditions Precedent to Obligations of Terremark and the Company. The respective obligations of Terremark, on the one hand, and the Company, on the other hand, to effect the Merger are subject to the satisfaction or waiver (subject to applicable law), at or prior to the Effective Time, of each of the following conditions:

            (a) Approval of Company's Stockholders. This Agreement and the Merger shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company in accordance with applicable law, the provisions of the Company's Certificate of Incorporation and By-Laws, and the requirements of the AMEX;

            (b) Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

            (c) Litigation. There shall not have been instituted or be pending any suit, action or proceeding by any governmental entity as a result of this Agreement or any of the transactions contemplated hereby with questions the validity or legality of the transactions contemplated by this Agreement.

            (d) Injunction. No injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

            (e) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger; and

            (f) AMEX Listing. The shares of Post Merger Common Stock to be issued pursuant to the Merger shall have been approved for listing on the AMEX, upon final notice of issuance.

      4.2. Conditions Precedent to Obligations of Terremark. The obligations of Terremark to effect the Merger are also subject to the satisfaction or waiver by Terremark, at or prior to the Effective Time, of each of the following conditions:

            (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date (except as to any such representation and warranty which relates to a specific date, which shall be true and correct as of such specific date), except with respect to any such items which do not have, individually or in the aggregate, a Material Adverse Effect on the Company; and Terremark shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect;

            (b) Performance by Company. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date; and Terremark shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect;

            (c) Tax Opinion Letter. Terremark shall have received the opinion of counsel reasonably satisfactory to Terremark in form and substance reasonably satisfactory to Terremark, on the basis of customary representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, (ii) each of the Company and Terremark will be a party to the reorganization within the meaning of
Section 368(b) of the Code, (iii) a Terremark shareholder will not recognize gain or loss on the receipt of Post Merger Common Stock in exchange for Terremark Common Stock pursuant to the Merger, except with respect to any cash received in lieu of a fractional share, (iv) the adjusted tax basis of the Post Merger Common Stock that a Terremark shareholder receives pursuant to the Merger will be equal to the adjusted tax basis of the Terremark Common Stock exchanged therefor, reduced by the amount of any basis allocable to any fractional share, and (v) the holding period of Post Merger Common Stock that a Terremark shareholder receives pursuant to the Merger will include the holding period of the Terremark common Stock exchanged therefor (provided that Terremark Common Stock is held as a capital asset at the Effective Time). In rendering its opinion, counsel shall be entitled to rely upon customary representations of officers of the Company and Terremark reasonably requested by counsel;

            (d) Letters of Company Accountants. Terremark shall have received the Accountants Letters set forth in Section 3.10;

            (e) Employment Agreement. Joseph Wright, Jr. Shall have entered into an employment contract in form and substance acceptable to Terremark which shall provide for, among other things, an annual salary of $250,000 and a surrender by him of all options to purchase shares of Common Stock other than 1,000,000 options exercisable at $3.00 per share and the 2,000,000 options exercisable at $0.35 per share, none of which shall be exercised until at least one year after the Effective Time; and

            (f) Stock Purchase Agreement. The Stock Purchase Agreement by and between the Company and Vistagreen Holdings (Bahamas), Ltd., a Bahamian international business corporation ("Vistagreen") executed concurrently herewith (the "Stock Purchase Agreement") shall be in full force and effect, with all conditions precedent thereto (other than the consummation of this Agreement) having been satisfied, all representations and warranties of Vistagreen true and correct and with the parties hereto having no reasonable basis to believe that the transactions contemplated in the Stock Purchase Agreement would not be closed immediately after the Effective Time.

      4.3. Conditions Precedent to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company, at or prior to the Effective Time, of each of the following conditions:

            (a) Accuracy of Representations and Warranties. All representations and warranties of Terremark contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date (except as to any such representation and warranty which relates to a specific date, which shall be true and correct as of such specific date), except with respect to any such items which do not have, individually or in the aggregate, a Material Adverse Effect on Terremark; and the Company shall have received a certificate signed on behalf of Terremark by the chief executive officer or the chief financial officer of Terremark to such effect;

            (b) Performance by Terremark. Terremark shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date; and the Company shall have received a certificate signed on behalf of Terremark by the chief executive officer or the chief financial officer of Terremark to such effect.

            (c) Letters of Terremark Accountants. The Company shall have received the Accountants Letters set forth in Section 3.10.

            (d) Lock Up Letters. Each holder of Terremark Common Stock immediately prior to the Effective Time ("Terremark Holder") shall have executed a letter in form and substance reasonably satisfactory to the Company providing that such holder shall not, except as provided below, sell, offer to sell, pledge or otherwise dispose of any interest in the Post Merger Common Stock for a period of not less than one (1) year after the Effective Time; provided, however, that nothing contained herein shall preclude (i) open market sales pursuant to Rule 144 or (ii) sales by any Terremark Holder to Terremark, any Affiliate of Terremark or another Terremark Holder, or to any member of the Vistagreen Group or Affiliate of the Vistagreen Group. The term "Affiliate" as used herein shall mean any person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.


                                 ARTICLE V

                        TERMINATION AND ABANDONMENT

      5.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the Company's stockholders:

            (a) by mutual consent of the Board of Directors of the Company and Terremark;

            (b) by the Board of Directors of Terremark or the Company if the Effective Time shall not have occurred by July 1, 2000 through no fault of the terminating party;

            (c) by either of the parties, if any permanent injunction, order, decree or ruling by any governmental entity or competent jurisdiction preventing the consummation of the Merger shall become final and nonappealable;

            (d) by the Board of Directors of Terremark or the Company if there has been a material breach of any representation, warranty, obligation, covenant, agreement or condition set forth in this Agreement on the part of the other party; provided, however, that each of the Company and Terremark shall have the right to cure any such breach within three days of written notice of any such breach given by the other party;

            (e) by the Board of Directors of Terremark or the Company if the approval of this Agreement and the Merger by the required number of holders of the Common Stock shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting (including any adjournment or postponement thereof) of the Company's stockholders or any adjournment thereof; provided, however, that if the failure to obtain such required vote is the result of the failure of the Company to obtain a quorum at its meeting of stockholders, the Company will immediately call an additional meeting if so requested by Terremark; or

            (f) by the Board of Directors of Terremark or the Company if the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of the Merger in any manner adverse to Terremark;

provided, however, that the right to terminate the Agreement shall not be available to a party that has breached in any material respect its obligations under the Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

      5.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1 hereof by Terremark or the Company, written notice thereof shall promptly be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Terremark or the Company, except that Sections 3.2, 6.1 and 6.2 hereof shall survive any termination of this Agreement. Nothing in this Section 5.2 shall relieve any party to this Agreement of liability for breach of this Agreement.


                                 ARTICLE VI

                               MISCELLANEOUS

      6.1. Fees and Expenses. (a) Except as set forth in Section 6.2 below, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      6.2.  Negotiations

            (a) The Company and its Agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as hereinafter defined). From and after the date hereof until the Closing, the Company shall not, nor shall it permit any of its Agents or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if, at any time the Board of Directors of the Company determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), that it may be necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an unsolicited Superior Proposal, and subject to compliance with Section

6.2(c), (x) furnish information with respect to the Company to the person making such unsolicited Superior Proposal pursuant to a confidentiality agreement in a form approved by the Company, and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company or 20% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company, any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company (other than the transactions between the parties hereto contemplated by this Agreement or ordinary course trading of the Common Stock on the AMEX), or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which could reasonably be expected to materially dilute the benefits to the Terremark shareholders of the transactions contemplated hereby. For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal made by a third party on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with an experienced investment banker) to be more favorable to the Company stockholders than the terms of the Merger set forth in this Agreement.

            (b) Except as set forth in this Section 6.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Terremark, the approval or recommendation of this Agreement or the Merger by such Board of Directors or such committee, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), that it may be necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to the other provisions of this Article VI) withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal, cause the Company to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in each case only at a time that is after the fifth business day following Terremark's receipt of written notice (a "Notice of Superior Proposal") advising Terremark that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. Upon receiving the Notice of Superior Proposal, Terremark shall have the opportunity to amend this Agreement. If after such amendment, the Board of Directors of the Company still determines in good faith that the Acquisition Proposal constitutes a Superior Proposal, the Board may then
(1) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Terremark, the approval or recommendation of this Agreement or the Merger by such Board of Directors or such committee, (2) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or
(3) cause the Company to enter into any agreement with respect to any Acquisition Proposal; provided, however, that in doing so, the Company shall concurrently pay, or cause to be paid, to Terremark the fees set forth below in this Section 6.2.

            (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.2, the Company shall promptly advise Terremark orally and in writing of any request for information or of any Acquisition Proposal, the material terms and the financial consideration in respect of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.

            (d) Nothing contained in this Section 6.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law.

            (e) The Company acknowledges that Terremark, in proceeding with the transactions contemplated herein, has foregone the opportunity to consummate a transaction in which it would have earned a commission in the amount of $3.0 million (the "Foregone Commission").

            (f) In the event the Company terminates this Agreement pursuant to Section 5.1(f), or Terremark terminates pursuant to Sections 5.1(d) or 5.1(f), the Company shall pay Terremark (A) all fees and expenses incurred by Terremark in connection with the transactions contemplated hereby, up to a limit of $200,000 and (B) an amount equal to the Foregone Commission, all within three (3) days of any such termination. In the event the Company executes a definitive agreement pursuant to a Superior Proposal within twelve (12) months after the termination of this Agreement pursuant to the first sentence of this Section 6.2(f), the Company shall, in addition to the applicable amounts set forth in the preceding sentence, also pay to Terremark an amount equal to 25% of the difference between (x) the valuation of the Company used to formulate the Superior Proposal and (y) the valuation of the Company used to formulate the transaction pursuant to this Agreement. The foregoing amount shall be due and owing to Terremark regardless of whether the transactions contemplated by the Superior Proposal are ultimately consummated by the Company.

            (g) The provisions of this Section 6.2 will survive the termination of this Agreement prior to the Closing.

      6.3. Survival of Representations and Warranties. The respective representations and warranties of the Company and Terremark contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty shall expire with, and be terminated and extinguished by, the Closing and thereafter neither of the Company nor Terremark shall be under any liability whatsoever with respect to any such representation or warranty. This Section 6.3 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

      6.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company or Terremark, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      6.5. Public Announcements. Terremark and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any press release or make any public statement without the prior consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued (a) prior to such consultation, if the party making the release or statement has, in light of the applicable timing, used its reasonable efforts to consult with the other party and (b) without the consent of the other party.

      6.6. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telecopier, as follows:

            (a)   if to the Company, to it at:

                        AMTEC, INC.
                        599 Lexington Avenue, 44th Floor
                        New York, NY  10002
                        Facsimile Number:  (212) 319-9288

                        Attention: Karin-Joyce Tjon

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom
                        919 Third Avenue
                        New York, NY 10022

                        Attention:  Edmund C. Duffy, Esq.

            (b)   if to Terremark, to it at:

                        Terremark Holdings Inc.
                        c/o Terremark Group, Inc.
                        2601 S. Bayshore Drive, PH-1B
                        Coconut Grove, FL 33133
                        Facsimile: (305) 856-8190

                        Attention:  Brian K. Goodkind, Esq.

                        with a copy to:

                        Greenberg Traurig, P.A.
                        1221 Brickell Avenue
                        Miami, FL 33131
                        Facsimile: (305) 579-0717

                        Attention:  Paul Berkowitz, Esq.

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

      6.7. Entire Agreement; Severability. This Agreement and the annex, schedules and other documents referred to herein or delivered pursuant hereto, and the Promissory Note and Security Agreement executed by the Company in favor of Terremark collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto, including the letter of intent dated November 9, 1999 previously entered into by the parties. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect (a) if such provision is enforceable in part, such provision shall be enforced to the maximum extent permissible under applicable law, and (b) the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, provided, however, that if enforcement of the Agreement without giving effect to an invalid or unenforceable provision would deny either party the benefit of the transaction contemplated hereby, then the Agreement as a whole will terminate.

      6.8. Binding Effect; Benefit; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      6.9. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by the respective Boards of Directors of Terremark and the Company or by the respective officers authorized by such Boards of Directors, provided, however, that after any such stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

      6.10. Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it will use its best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

      6.11. Interpretation; Headings. Any matter required to be disclosed in any Schedule which was not disclosed therein shall be deemed to have been disclosed in the correct Schedule to the extent such matter was reasonably specifically cross-referenced to another Schedule containing such disclosure. The parties agree that certain agreements and other matters may be listed in a Schedule for informational purposes only, notwithstanding that, because they do not rise to the applicable materiality thresholds or otherwise, they are not required to be listed therein by the terms of this Agreement. In no event shall the listing of any such Contract or the inclusion of any other matter in any Schedule be deemed or interpreted to broaden or otherwise amplify the representations and warranties or covenants contained in this Agreement. Furthermore, the disclosure of any particular item or items of information in any Schedule shall not be taken as an admission that such disclosure is required to be made under the terms of any such representations and warranties (including any admission that any such items establish the required level of materiality). The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

      6.12. Counterparts.   This Agreement may be executed in several
counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

      6.13. Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

      6.14. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      6.15. "Person" Defined. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

      IN WITNESS WHEREOF, each of Terremark and the Company have caused this Agreement to be executed by their respective officers thereunto duly

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
authorized, all as of the date first above written.

                                    TERREMARK HOLDINGS, INC.
                                       /s/ Manuel D. Medina
                                           Chairman &  Chief Executive Officer



                                    AMTEC, INC.

                                       /s/ Joseph R. Wright, Jr.
                                           Chairman & Chief Executive Officer



              AMENDMENT TO AGREEMENT AND PLAN OF MERGER


THIS ADMENDMENT TO AGREEMENT AND PLAN OF MERGER is dated as of February 11, 2000 ("Amendment"), and is made by and between Terremark Holdings, Inc. a Florida Corporation ("Terremark'), and AmTec, Inc., a Delaware corporation ("AmTec").

      WHEREAS, the parties entered into that certain Agreement and Plan of merger dated as of November 24, 1999 (the "Merger Agreement"); and

      WHEREAS, the parties desire to hereby amend the Merger Agreement, as set forth herein, effective as of the date forth set forth above.

      NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows (all capitalization terms not herein defined shall have the meaning set forth in the Merger Agreement):

1. Terremark and AmTec have determined to prepare and submit to the stockholders of AmTec a proxy statement and to delay the filing of a registration statement (which shall be made on a Form S-3 or similar form) with the SEC relating to the share to be issued in the Merger Agreement and to be sold pursuant to the Stock Purchase Agreement until the Effective Time.
      All references to the Form S-4, and all obligations, representations, warranties and references thereto are deemed to be eliminated from the Merger Agreement.

2. Section 1.6 is revised and restated in its entirety to read as follows:

            1.6 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that the name of the Surviving Corporation shall be Terremark Worldwide, Inc. and that the total number of shares of capital stock that the Company is authorized to issue is 300,000,000 shares of common stock.

3.    The following section is added as a new Section 2.2(w):

      Investment Intent. Terremark represents and warrants that, to its knowledge, the holders of Terremark Common Stock (i) are taking the Post Merger Common Stock issued to them for investment purposes and not with a view to distribution thereof, and that they (ii) agree not to make any sale, transfer or other disposition of the Post Merger Common Stock in violation of any applicable securities law.

4. Section 4.2 (c) is revised and restated in its entirety to read as follows:

      Tax Opinion Letter. Terremark shall have received the option of counsel reasonably satisfactory to Terremark in form and substance reasonably satisfactory to Terremark, on the basis of customary representations and assumptions set forth in or attached to such opinion, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the code, (ii) each of the Company and Terremark will be a party to the reorganization within the meaning of Section 368(a) of the Code 368(b) of the Code, (iii) a Terremark shareholder that is a United States person within the meaning of Section 7701(a)(30) of the Code (a "U.S. Terremark Shareholder") will not recognize gain or loss on the receipt of Post Merger Common Stock in exchange for Terremark Common Stock pursuant to the Merger, except with respect to any cash received in lieu of a fractional share, (iv) the adjusted tax basis of the Post Merger Common Stock that a U.S. Terremark Shareholder receives pursuant to the Merger will be equal to the adjusted tax basis of the Terremark Common Stock exchanged therefor, reduced by the amount of any basis allocable to any fractional share, and (v) the holding period of Post Merger Common Stock that a U.S. Terremark shareholder receives pursuant to the Merger will include the holding period of the Terremark common Stock exchanged therefor (provided that Terremark Common Stock is held as a capital asset at the Effective Time.) In rendering its opinion, counsel shall be entitled to rely upon customary representations of officers of the Company and

      Terremark reasonably requested by counsel;

5. Section 4.3(d) is revised and restated in its entirety to read as follows:

      Lock Up Letters. Each holder of Terremark Common Stock immediately prior to the Effective Time ("Terremark Holder") shall have executed a letter in form and substance reasonably satisfactory to the Company providing that such holder shall not, except as provided below, sell offer to sell or otherwise dispose of any interest in the Post Merger Common Stock for a period of not less that one year after the Effective Time; provided, however, that nothing contained herein shall preclude (i) open market sales in an amount which would be permitted under that volume limitations of Rule 145, as if such rule were applicable, or (ii) sales by any Terremark Holder to Terremark, any Affiliate of Terremark or another Terremark Holder, or to any member of the Vistagreen Group of Affiliate of the Vistagreen Group. The term "Affiliate" as used herein shall mean any person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

6.    The following section is added as a new Section 4.3(e):

      Stock Purchase Agreement. The Stock Purchase Agreement shall be in full force and effect, with all conditions precedent thereto (other than the consummation of this Agreement) having been satisfied, all representations and warranties of this Agreement) having been satisfied, all representations and warranties of Vistagreen true and correct and with the parties hereto having no reasonable basis to believe that the transactions contemplated in the Stock Purchase Agreement would not be closed immediately after the Effective Time.

7.    The following section is added as a new Section 3.13:

      Stock Option Grants. The parties agree to take all actions necessary or appropriate to cause the Company or the Surviving Corporation, as appropriate, to approve the grant of a total of up to 750,000 stock options to purchase Post Merger Common Stock under the Company's Amended and Restated 1996 Stock Option Plan (the "Plan") to such individuals as shall be designated by Terremark. Such grants shall be made as of the Closing Date, and shall be made in accordance with the following terms: (a) the options shall be granted with an exercise price equal to the Fair Market Value of Common Stock as defined in the Plan (i.e. the closing sales price of the shares on the date of grant on the American Stock Exchange), (b) the options shall vest over a three year period (i.e. at the rate of 1/3 on each anniversary of the date of grant), except as otherwise set forth herein, (c) in the event of a Change in Control of the Surviving Corporation (as defined in the Plan) the options shall expire in a ten (10) year period.

8. Each of the parties hereto agrees that it will use its commercially reasonable best efforts to do all things reasonably necessary to consummate the transactions contemplated hereby.

9. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

10. This Amendment and the legal relations between the parties hereto shall be goverened by and constructed in accordance with the laws of the State of Delaware, without regard to the conflict of the laws rules thereof.

11. Except as specifically amended by the Amendment, all terms and conditions of the Merger Agreement shall remain unchanged and in full force and effect.

12. The parties hereby acknowledge and consent to the amendment as of the date hereof to that certain Stock Purchase
      Agreement by and between Vistagreen Holdings (Bahamas), Ltd., a Bahamian international business company and AmTec, Inc., a Delaware Corporation dated as of November 24, 1999.


      IN WITNESS WHEREOF, each of Terremark and AmTec have caused this Amendment to Agreement and Plan of Merger to be executed by their respective offices thereunto duly authorized, all as of the date first above written.

                                    TERREMARK HOLDINGS, INC.

                                    /s/ Brian K. Goodkind
                                        ---------------------------------
                                        Executive Vice-President


                                    AMTEC, INC.

                                    /s/ Joseph R. Wright, Jr.
                                        ---------------------------------
                                        Chairman & Chief Executive Officer


                                       25